UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 26, 2013

United Community Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	No. 001-35095	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

125 Highway 515 East
Blairsville, Georgia 30512
(Address of principal executive offices)

Registrant's telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the Transaction described under Item 8.01 of this Current Report on Form 8-K, United Community Bank (the “Bank”), a wholly owned subsidiary of United Community Banks, Inc. (the “Company”), entered into the Purchase Agreements described below.

Item 8.01	Other Events.

On June 26, 2013, the Company announced the completion of an accelerated disposition of classified assets during the second quarter of 2013 with a carrying amount of approximately $171 million and the reversal of approximately $266 million of its deferred tax asset valuation allowance (the “DTA Reversal”). The classified assets sold during the quarter included $131 million of performing classified loans, non-performing loans and foreclosed properties sold in a bulk sale for an aggregate purchase price of approximately $81 million (the “Transaction”). The Bank entered into three substantially similar Asset Purchase and Sale Agreements (the “Purchase Agreements”) with Great Oak Pool I LLC, a Delaware limited liability company, in connection with the Transaction.

On June 26, 2013, the Company issued a press release related to the disposition of classified assets and the DTA Reversal referred to in this Current Report on Form 8-K. The full text of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit No.	Description
99.1	Press Release, dated June 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and Chief Financial Officer

Date: June 27, 2013